Exhibit 99.3
SHAREHOLDERS (JOINT VENTURE) AGREEMENT
     This SHAREHOLDERS (JOINT VENTURE) AGREEMENT (this “Agreement”) is entered into as of November 18, 2008, by and among Dardi International Corporation, a joint stock company duly organized and existing under the laws of the PRC (the “Company”), Flow International Corporation, a corporation organized and existing under the laws of the State of Washington, USA (“Flow”) and each of Chen Bo and other remaining shareholders of the Company set forth on Schedule 2.1 hereto (the “Chinese Shareholders”).
     Flow and each of the Chinese Shareholders shall hereinafter be referred to individually as a “Party” or “Shareholder” and collectively as the “Parties” or “Shareholders”.
RECITALS
     A. As of the date hereof, the Company is a PRC domestic joint stock company with a paid-in capital of Thirty Million Renminbi (RMB30,000,000) and the total issued and outstanding shares of Thirty Million (30,000,000) ordinary shares with a par value of One Renminbi (RMB1.00) per share.
     B. Flow has entered into a share purchase agreement (the “Share Purchase Agreement”) dated the date hereof, with the original shareholders of the Company pursuant to which (i) the Company’s paid-in capital (registered capital) is Renminbi Thirty Million (RMB30,000,000) and the aggregate issued and outstanding shares are thirty million ordinary shares with a par value of RMB1.00 per share and (ii) shareholders of the Company will sell to Flow, and Flow will purchase from such shareholders, One Million Five Hundred Thousand (1,500,000) ordinary shares of the Company (the “Purchased Shares”) Upon consummation of the transactions contemplated in the Share Purchase Agreement (“Closing”), the Purchased Shares will represent approximately 5%of the total issued and outstanding capital of the Company.
     C. The Company will be converted into a PRC foreign invested joint stock company in accordance with the Company Law of the PRC (the “Company Law”), the Interim Rules on Several Issues Concerning the Establishment of Foreign Investment Joint stock Companies (the “Interim Rules”) , such other applicable Law and the provisions of this Agreement, and
     D. The Parties wish to enter into this Agreement for the purposes, of (i) converting the Company from a PRC domestic joint stock company into a PRC foreign invested joint stock company, (ii) recording their understandings regarding certain aspects of the operation and management of the Company and (iii) providing for certain provisions regarding the future dealings of the ordinary shares of the Company by the Parties.
AGREEMENT
     INTENDING TO BE LEGALLY BOUND, and in consideration of the premises and the mutual representations, warranties, covenants and agreements in this Agreement, the Parties hereby agree as follows:
13. Definitions and Interpretation

     For purposes of this Agreement, the following terms shall have the following meanings, unless the context clearly requires otherwise:
     13.1 “Acceptance Period” shall have the meaning set forth in Section 8.1 below.
     13.2 “Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, that, beneficial ownership of 30% or more of the voting securities (or the equivalents) of a Person shall be deemed to be control. With respect to any Person who is an individual, “Affiliates” shall mean such individual’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual’s spouse, their respective ancestors and/or descendants (whether natural or adopted).
     13.3 “Amended Articles of Association” shall mean the amended articles of association of the Company, dated the date hereof, duly executed and approved by the Shareholders of the Company, including Flow, and the Governmental Authority.
     13.4 “Asset Valuation Institution” shall have the meaning set forth in Section 14.3.
     13.5 “Board” shall mean the board of directors of the Company.
     13.6 “Business” shall mean the design, development, manufacture or sale of waterjet or abrasive waterjet cutting or cleaning systems and other tools, equipment and pumps that utilize high pressure technology as has been conducted by the Company on or prior to the date hereof or may be conducted by the Company in the future.
     13.7 “Business License” shall mean the updated business license of the Company to be issued by SAIC after the transactions contemplated herein and the conversion of the Company into a foreign invested joint stock company have been approved by MOFCOM.
     13.8 “Closing” shall have the meaning set forth in the Recital.
     13.9 “Competitor” shall mean any Person (other than Flow and its Affiliates in compliance with the standard set forth in Section 7.5) that conducts following business (including a division of a major corporation or industrial group) or hold, directly or indirectly, an equity interest of over five percent (5%) in the following business: (i) in case of an existing business, receives revenues from engaging in the activities relating to the Business in any fiscal year of such business over a three (3) full fiscal year period immediately preceding the date of the Transfer Notice, or (ii) in case of a newly formed business, is expected to receive revenues from engaging in the activities relating to the Business.
     13.10 “Company Law” shall mean the Company Law of the People’s Republic of China, as amended from time to time.
     13.11 “Company’s Notice of Intention to Sell” shall have the meaning set forth in Section 8.1 below.
     13.12 “Effective Date” shall mean the date of this Agreement.

     13.13 “Encumbrance” shall mean any security interest, pledge, mortgage, lien, option, charge, claim, preferential arrangement property attachment, evidence attachment, other enforcement measures or restriction of any kind, including without limitation any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.
     13.14 “Chinese Shareholder Exercising Notice” shall have the meaning set forth in Section 7.4(a).
     13.15 “Exercising Party” shall have the meaning set forth in Section 7.4 or Section 8.1, as the case may be.
     13.16 “Financial and Accounting System” shall have the meaning set forth in Section 13.1.
     13.17 “Force Majeure” shall have the meaning set forth in Section 15.1.
     13.18 “Governmental Authority” shall mean any PRC national, provincial or local governmental, regulatory or administrative authority, agency or commission which exercises executive, regulatory or administrative authority over the transactions contemplated herein.
     13.19 “Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any PRC Governmental Authority.
     13.20 “Interim Rules” shall have the meaning set forth in the Recital.
     13.21 “Law” shall mean any national, local statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.
     13.22 “Liquidation Committee” shall have the meaning set forth in Section 14.2.
     13.23 “Liquidation Plan” shall have the meaning set forth in Section 14.3..
     13.24 “Liquidation Proposal” shall have the meaning set forth in Section 14.1.
     13.25 “Liquidation Value” shall have the meaning set forth in Section 14.3.
     13.26 “Liquidation Value Notice” shall have the meaning set forth in Section 14.3.
     13.27 “Company” shall mean the Company as of the date of execution of the Share Purchase Agreement.
     13.28 “New Securities” shall have the meaning set forth in Section 8.1 below.
     13.29 “Non-Selling Parties” shall have the meaning set forth in Section 7.3.
     13.30 “Notice of Intention to Liquidate” shall have the meaning set forth in Section 14.1.
     13.31 “Offered Shares” shall have the meaning set forth in Section 7.3.
     13.32 “Option Exercising Notice” shall have the meaning set forth in Section 7.4(b).

     13.33 “Ordinary Course of Business” or “Ordinary Course” shall mean the ordinary course of business of the Company consistent with past custom and practice (including, if applicable, with respect to quantity, frequency and amount).
     13.34 “Person” shall mean any individual, partnership, firm, corporation, association, foundation, trust, unincorporated organization or other entity, including without limitation any Governmental Authority (not limited to PRC Governmental Authority).
     13.35 “PRC” shall mean the People’s Republic of China, for purpose of this Agreement, excluding the territories of Taiwan, Hong Kong and Macau.
     13.36 “PRC GAAP” shall mean generally accepted accounting principles and practices as in effect from time to time in the PRC.
     13.37 “Pro Rata Share” shall have the meanings set forth in Section 7.4 or Section 8.1, as the case may be.
     13.38 “Purchased Shares” shall have the meaning set forth in the Recital.
     13.39 “Refusal Notice” shall have the meaning set forth in Section 14.3.
     13.40 “SAIC” shall mean the State Administration of Industry and Commerce of the PRC or its local branch in Nanjing.
     13.41 “Selling Party” shall have the meaning set forth in Section 7.3
     13.42 “Share Purchase Agreement” shall have the meaning set forth in the Recitals.
     13.43 “Statutory Auditor” shall have the meaning set forth in Section 13.2(a).
     13.44 “Transfer” shall have the meaning set forth in Section 7.3.
     13.45 “Transfer Notice” shall have the meaning set forth in Section 7.3.
14. Parties to this Agreement
     14.1 Particulars of the Parties. The Parties to this Agreement are:
(a)
Flow International Corporation, a corporation organized and existing under the laws of the State of Washington, USA with its principal place of business at 23500 64th Avenue South, Kent, Washington 98032, USA.

Authorized Representative of Flow:

Name:	Charles Brown
Title:	Chief Executive Officer
Nationality:	USA
(b)	Chen Bo: a PRC national (ID: 320104195501020412) with its residential address at Room 6-2-802, Huajing Garden, 88# Madao

Street, Qinhuai District, Nanjing and other Chinese Shareholders set forth on Schedule 2.1 hereto.
     14.2 Parties’ Authorized Representatives. Each Party shall have the right to change its legal or authorized representative (if any) and shall promptly notify other Parties of such change and the name, position and nationality of its new authorized representative.
15. Particulars of the Company
     15.1 Joint Stock Company. The Company is a PRC domestic joint sock company incorporated on March 31, 2006. Pursuant to the Company Law, the Interim Rules, other applicable Laws, and the provisions of this Agreement, upon issuance of the Business License, the Company will be converted from a PRC domestic joint stock company into a PRC foreign invested joint stock company.
     15.2 Name of Company. The name of the Company shall be “” in Chinese and “Dardi International Corporation” in English.
     15.3 Registered Address of Company. The registered address of the Company shall be “” in Chinese and “No. 99, Weiyi Road, Gaochun Economic Development Area, Nanjing 211300, PRC” in English.
     15.4 Limited Liability. The Company shall be a joint stock company with limited liability. Shareholders of the Company shall be liable to the Company to the extent of the shares they have subscribed and purchased for. The Company shall be liable for its debts to the extent of all of its assets.
     15.5 Compliance of Law. The Company shall be a legal person under the laws of the PRC. The Company shall be subject to the jurisdiction of and shall be protected by the Law of the PRC. The activities of the Company shall comply with the applicable Law of the PRC.
16. Purpose, Scope and Scale of Operation
     16.1 Purpose of Company. The purpose of the Company shall be to utilize the combined technological, management, operational and marketing strengths of the Parties within the approved scope of business of the Company to achieve good economic results and a return on investment satisfactory to the Parties.
     16.2 Business Scope. The business scope of the Company shall be research, development, production, sale and technical services of super-high pressure waterjet, high-pressure cleaner, numerical controlled tools, pressure equipment, super-high pressure system, hydraulic pressure installation; spare parts thereof and relevant applied products; export and import of products, set installation and spare parts related to the business operation.
     16.3 Business Plan. The Parties have formulated a business plan of the Company for the next five years, Flow undertakes that it will make commercially reasonable efforts, to jointly realize the five year Pyramid Plan with Chinese shareholders post closing. The Board shall use its commercially reasonable efforts to implement the business plan in view of the actual market conditions, the operating and financial conditions of the Company, and the Board may expand or revise the business plan from time to time in light of such conditions. Each of the Parties shall have the right, but not the obligation, to use its commercially reasonable efforts to assist the Company in implementing the business plan. To the extent that the business plan calls for any Party to contribute additional assets, technology or business, or to provide technical assistance services, to the Company, such contribution and/or provision of services must be made at the sole discretion of such Party. In addition, the Company shall pay fair market value for such assets, technology, business and services and separate agreements for such contribution and/or provision of services shall be entered into between the Company and such Party.
17. Issuance of Shares and Shareholding Structure
     17.1 Registered Capital. The registered capital of the Company shall be Thirty Million Renminbi (RMB 30,000,000) as of the Effective Date. The paid-in registered capital of the Company as of the Effective Date shall be Thirty Million Renminbi (RMB 30,000,000).
     17.2 Issuance of Shares. The entire capital of the Company shall be divided into shares of equal value. The share of the Company shall take the form of share certificates, which shall be vouchers signed and issued by the Company that evidence the shares held by the Shareholders. The shares issued by the Company shall be in the form of registered shares only.
     17.3 Share Capital of the Company. As of the Effective Date, the entire issued and outstanding capital of the Company shall consist of 30,000,000 ordinary shares with a par value of One Renminbi (RMB1.00) per share, all of which have been duly authorized, validly issued, fully paid, and nonassessable.
     17.4 Share Certificates. The Company shall have issued and delivered share certificates to each Shareholder evidencing the number of shares held by such Shareholder. The registered shares shall be transferred by means as prescribed by applicable Law, but in any event in accordance with the procedures set forth in this Agreement.
     17.5 Register of Shareholders of the Company. The Company shall keep a register of shareholders at the Company, which shall state the following: (1) the names and domiciles of the Shareholder; (2) the number of shares held by each Shareholder; (3) the serial numbers of the shares certificates held by each Shareholder; and (4) the date on which each Shareholder acquired its shares.
     17.6 Shareholding Structure. As at the date of issuance of Business License, the number of shares owned by each Shareholders and their respective shareholding in the Company are set forth in Schedule 5.6, among which Flow owns 1,500,000 ordinary shares representing 5% of the aggregate shares of the Company and Chinese Shareholders owns 28,500,000 ordinary shares, representing 95% of the aggregate shares of the Company.
18. Additional Financing
     18.1 External Financing. The Company may borrow additional financing from for its operations from time to time. The Parties shall use their commercially reasonable efforts to assist the Company in obtaining such additional financing. However, no Party shall be required to provide any guarantee or collateral as security for such financing unless such guarantee or collateral is provided by each Party in proportion to their respective shareholding in the Company at the time of such financing and the provision of such guarantee or collateral by each Party are on a several basis.

     18.2 Shareholder Loans. The Company may also obtain additional financing by way of shareholder loans. However, the provision of any shareholder loan to the Company shall be at the sole discretion of each Party. In addition, no Party shall be required to provide any shareholder loan to the Company unless shareholder loans are provided to the Company by each Party in proportion to their respective shareholding in the Company at the time of such financing.
19. Share Transfer Restriction and Right of First Refusal
     19.1 No Encumbrance on the Shares. No Party shall pledge, mortgage or otherwise encumber the shares owned by it unless it first obtains the written consents of the other Parties and the Board.
     19.2 No transfer of Shares to a Competitor. No Party shall transfer their shares to a Competitor directly or indirectly.
     19.3 Transfer Notice. Subject to Sections 7.1, 7.2 and7.5 of this Agreement, if at any time a Party (a “Selling Party”) proposes to sell, transfer, assign or otherwise dispose (including as a result of the enforcement by a third party of the security interest referred to in Section 7.1 above) of any of its shares to one or more third parties (a “Transfer”), then the Selling Party shall give the other Parties (the “Non-Selling Parties”, each a “Non-Selling Party”) and the Company at least forty-five (45) days’ written notice of its intention to make the transfer (the “Transfer Notice”), which notice shall include in reasonable detail (i) the number of shares to be transferred (the “Offered Shares”), (ii) the identity of the prospective transferee(s), (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be consummated, and (iv) all other information necessary to fully describe the proposed Transfer. The Transfer Notice shall include a written certification by the Selling Party that (i) it has received a firm offer from the prospective transferee(s) and in good faith believes that a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice and (ii) the prospective transferee(s) is not a Competitor. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer, and shall describe the Parties’ right of first refusal under this Section 7 with respect to the proposed Transfer.
     19.4 Right of First Refusal of the Non-Selling Parties.
     (a) Most Favored Right of First Refusal Among Chinese Shareholders. If the Selling Party under Section 7.3 is a Chinese Shareholder, the Chinese Shareholders who are Non-Selling Parties (prior to Flow) shall have twenty (20) days after the receipt of the Transfer Notice to elect to purchase their respective Chinese Shareholder Pro Rata Shares of the Offered Shares at the price per share and subject to and on the same terms and conditions as specified in the Transfer Notice. Each of the Chinese Shareholders who are Non-Selling Parties may exercise such right of first refusal and thereby purchase all or any portion of its Chinese Shareholder Pro Rata Share of such Offered Shares by notifying the Selling Party and the Company in writing, before the expiration of the twenty (20) day period, as to the number of Offered Shares it desires to purchase pursuant to this Section 7.4(a). The failure of any Chinese Shareholder who is Non-Selling Party to deliver such notice within the specified time period shall be deemed to be its election not to purchase any such Offered Shares. If a a Chinese Shareholder who is a Non-Selling Party (the “Chinese Shareholder Exercising Party”) gives the Selling Party and the Company notice (“Chinese Shareholder Exercise Notice”) within the requisite time period that it desires to purchase all or any portion of its Chinese Shareholder Pro Rata Share of the Offered Shares, then payment for the Offered Shares to be purchased by the Chinese Shareholder

Exercising Party shall be made by cheque or wire transfer of immediately available funds to the Selling Party’s designated account, against delivery of the share certificates representing the relevant Offered Shares to be purchased at the place agreed upon between the Parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after the date of the Transfer Notice, unless the Transfer Notice contemplated a later closing date with the prospective third party transferee(s). The Chinese Shareholder Exercising Party shall also be responsible for, with the assistance of the Company, obtaining relevant approvals (if necessary) from the PRC Governmental Authority for such share transfer. If the approval of the PRC Governmental Authority can not be obtained within the forty-five (45) day period or prior the date of the scheduled closing date and the approval of the PRC Governmental Authority is the only outstanding item for the closing of such share transfer, then the forty-five (45) day period or the scheduled closing date shall be extended to such date when the approval or disapproval of the PRC Governmental Authority for such share transfer is obtained. For the purpose of this Section, “Chinese Shareholder Pro Rata Share” shall mean the proportion of which (i) the numerator is the aggregate number of shares held by such Non-Selling Party and (ii) the denominator is the aggregate number of shares held by all Chinese Shareholders who are Non-Selling Parties. If not all of the Chinese Shareholders who are Non-Selling Parties have elected to exercise their most favored right of first refusal pursuant to this Section 7.4(a), the Chinese Shareholder Exercising Party shall be entitled to amend its Exercise Notice to purchase such number of Offered Shares that are not to be purchased by other Chinese Shareholder who is Non-Selling Party pursuant to this Section 7.4(a), provided that such additional purchase is also consummated with the forty-five (45) day period after the date of the Transfer Notice. If there are more than one Chinese Shareholder Exercising Party that wishes to exercise their most favored rights of first refusal to purchase such un-purchased Offered Shares, the Chinese Shareholder Exercising Parties shall purchase such un-purchased Offered Shares on the pro rata basis according to the proportion of which the numerator is its respective shareholding in the Company and the denominator is the aggregate shareholding in the Company of all the Chinese Shareholder Exercising Parties.
     (b) Right of First Refusal of Non-Selling Parties. If the Selling Party under Section 7.3 is Flow or the Chinese Shareholders who are Non-Selling Party have not purchased all Offered Shares by the Selling Party who is a Chinese Shareholder according to Section 7.4(a), then the Non-Selling Parties shall have forty-five (45) days after the receipt of the Transfer Notice (in case that the Selling Party is Flow) or forty-five (45) days after the date on which the period time provided in Section 7.4(a) expires and it is confirmed that there are un-purchased Offered Shares by the Seller Party who is a Chinese Shareholder (in case that the Selling Party is Chinese Shareholder) to elect to purchase their respective Pro Rata Shares of the Offered Shares at the price per share and subject to and on the same terms and conditions as specified in the Transfer Notice. Each of the Non-Selling Parties may exercise such right of first refusal and thereby purchase all or any portion of its Pro Rata Share of such Offered Shares by notifying the Selling Party and the Company in writing, before the expiration of the forty-five (45) day period, as to the number of Offered Shares it desires to purchase pursuant to this Section 7.4. The failure of any Non-Selling Party to deliver such notice within the specified time period shall be deemed to be its election not to purchase any such Offered Shares. If a Non-Selling Party (the “Exercising Party”) gives the Selling Party and the Company notice (“Exercise Notice”) within the requisite time period that it desires to purchase all or any portion of its Pro Rata Share of the Offered Shares, then payment for the Offered Shares to be purchased by the Exercising Party shall be made by cheque or wire transfer of immediately available funds to the Selling Party’s designated account, against delivery of the share certificates representing the relevant Offered Shares to be purchased at the place agreed upon between the Parties and at the time of the scheduled closing therefor, which shall be no later than ninety (90) days after the date of the Transfer Notice, unless the Transfer Notice contemplated a later closing date with the prospective third party transferee(s). The Exercising Party shall also be responsible for, with the assistance of the Company, obtaining relevant approvals from the PRC Governmental Authority for such share transfer. If the approval of the PRC Governmental Authority can not be obtained within the ninety (90) day period or prior the date of the scheduled closing date and the approval of the PRC Governmental Authority is the only outstanding item for the closing of such share transfer, then the ninety (90) day period or the scheduled closing date shall be extended to such date when the approval or disapproval of the PRC Governmental Authority for such share transfer is obtained. For the purpose of this Section, “Pro Rata Share” shall mean the proportion of which (i) the numerator is the aggregate number of shares held by the Non-Selling Party and (ii) the denominator is the aggregate number of shares held by all Non-Selling Parties. If not all of the Non-Selling Parties have elected to exercise their rights of first refusal pursuant to this Section 7.4, the Exercising Party shall be entitled to amend its Exercise Notice to purchase such number of Offered Shares that are not to be purchased by other Non-Selling Party pursuant to this Section 7.4, provided that such additional purchase is also consummated with the ninety (90) day period after the date of the Transfer Notice. If there are more than one Exercising Party that wishes to exercise their rights of first refusal to purchase such un-purchased Offered Shares, the Exercising Parties shall purchase such un-purchased Offered Shares on a pro rata basis according to the proportion of which the numerator is its respective shareholding in the Company and the denominator is the aggregate shareholding in the Company of all the Exercising Parties.
     19.5 Permitted Transfer. The restrictions set forth in Sections 7.3 and 7.4 shall not apply with respect to any Transfer of shares by any Party (i) in the case of a Party that is an individual, pursuant to applicable Law of descent and distribution or to such individual’s spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual’s spouse, their respective ancestors and/or descendants (whether natural or adopted), (ii) in the case of a Party that is not an individual, to its Affiliates, and (iii) transfer between Shareholders. For purpose of this section, the “Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); to avoid doubt, directly or indirectly ownership of 100% of the voting securities (or the equivalents) of a Person shall be deemed to be control.
     19.6 Non-exercise of Rights. To the extent that the Non-Selling Parties have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 7.4, the Selling Party shall have a period of thirty (30) days (i) in the case that no Non-Selling Party elects to exercise its right of first refusal pursuant to Section 7.4, from the expiration of the forty-five (45) day period from the receipt of the Transfer Notice by the Non-Selling Parties, or (ii) in the case that one or more Non-Selling Parties elect to exercise their rights of first refusal pursuant to Section 7.4, from the expiration of the ninety (90) day period from the date of the Transfer Notice, to sell the un-purchased Offered Shares to the third-party transferee(s) identified in the Transfer Notice, on terms and conditions (including without limitation the purchase price) no more favorable than those specified in the Transfer Notice. In the event the Selling Party fails to consummate the sale or disposition of the un-purchased Offered Shares within the thirty (30) day period referred to above in accordance with this provision, the Non-Selling Parties’ rights of first refusal shall apply to any Transfer of the un-purchased Offered Shares again if the Selling Party wishes to continue such Transfer until such right lapses in accordance with the terms of this Section 7.

     19.7 Joinder Agreement. Prior to any prospective transferee’s acquisition of any shares pursuant to a Transfer permitted by this Section 7, such prospective transferee must agree to take the shares subject to and to be fully bound by the terms of this Agreement by executing a joinder to this Agreement in the form of Exhibit 7.7 attached hereto and delivering such executed joinder to the secretary of the Company prior to the effectiveness of such Transfer (unless such Transfer is pursuant to applicable Law of descent and distribution, in which case, such executed joinder shall be delivered to the secretary of the Company as soon as reasonably possible after such Transfer).
     19.8 Transfer in Violation of Agreement. Any Transfer or attempted Transfer of any shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its register of shareholders or treat any purported transferee of such shares as the owner of such shares for any purpose. The Company shall also report to SAIC to establish proper procedures to prohibit any such Transfer or attempted Transfer of any shares in violation of any provision of this Agreement.
20. Preemptive Rights
     20.1 Preemptive Rights. Subject to the applicable Law and approval by the shareholders’ meeting in accordance with this Agreement and Amended Articles of Association, if the Company wishes to issue and sell any shares or any options, warrants or other rights to acquire its shares (the “New Securities”) to any Person or Persons (other than a Permitted Issuance pursuant to Section 8.4 below), the Company shall promptly deliver a notice of intention to sell (the “Company’s Notice of Intention to Sell”) to each Party setting forth a description of the New Securities to be sold and the proposed purchase price and terms of sale of such New Securities. Upon receipt of the Company’s Notice of Intention to Sell, each Party shall have the right to elect to purchase, at the price and on the terms stated in the Company’s Notice of Intention to Sell, all or a portion of the number of New Securities equal to the product of (x) each Party’s Pro Rata Share, multiplied by (y) the number of New Securities proposed to be issued. Such election shall be made by each electing Party (also an “Exercising Party”) by written notice to the Company and the other Parties within fifteen (15) days from the date of the Company’s Notice of Intention to Sell (the “Acceptance Period”). For the purpose of this Section, “Pro Rata Share” shall mean the proportion of which (i) the numerator is the aggregate number of shares held by the Exercising Party and (ii) the denominator is the aggregate number of shares held by all Parties.
     20.2 No Exercise of Rights. To the extent an effective acceptance shall not be received by the Company from a Party pursuant to Section 8.1 above in respect of any of the New Securities to be issued pursuant to the applicable Company’s Notice of Intention to Sell, then the Company may at its election, within a period of one hundred twenty (120) days following the expiration of the Acceptance Period, issue and sell such remaining New Securities to be issued and sold to another Person (including, without limitation, other Shareholders) at a price and upon terms no more favorable to such Person than those stated in the applicable Company’s Notice of Intention to Sell; provided, that the failure by a Party to exercise its option to purchase with respect to one issuance and sale of New Securities shall not affect its option to purchase New Securities in any subsequent issuance and sale. In the event the Company has not sold the New Securities covered by a Company’s Notice of Intention to Sell within such one hundred twenty (120) day period, the Company shall not thereafter issue or sell any such New Securities without first offering such New Securities to each Party in the manner provided in this Section 8.

     20.3 Procedures to Exercise the Preemptive Rights. If a Party gives the Company notice, pursuant to the provisions of this Section 8 that such Party desires to purchase any of the New Securities, payment therefor shall be made by check or wire transfer of immediately available funds to the Company’s designated accounts, against delivery of the certificates representing such New Securities (which New Securities shall be issued free and clear of any liens) at the executive offices of the Company no later than the closing date fixed by the Company for the sale of the applicable New Securities in the Company’s Notice of Intention to Sell, provided that such closing date shall be no later than thirty (30) days after the expiration of the Acceptance Period. If the approval of the PRC Governmental Authority is required for any share purchase by any Party pursuant to this Section 8 and the approval of the PRC Governmental Authority is the only outstanding item for the closing of such share purchase, then the thirty (30) day period shall be extended to such date when the approval or disapproval of the PRC Governmental Authority for such share purchase is obtained.
     20.4 Permitted Issuance. Notwithstanding the foregoing, this Section 8 shall not apply to the following issuance of New Securities:
          (a) New Securities issued in connection with a bona fide arm’s-length acquisition of any entity or business by the Company, whether by merger, consolidation, purchase of assets, sale or exchange of shares or otherwise, the terms of which have been approved by the Board;
          (b) New Securities issued as a dividend or distribution on the ordinary shares of the Company; and
          (c) New Securities issued in relation to the IPO of the Company.
21. Shareholders Meeting
     21.1 General. A shareholders general meeting of the Company shall consist of all the Shareholders of the Company, shall be the highest authority of the Company and shall exercise its functions and powers in accordance with the relevant provisions of the Company Law.
     21.2 Annual Meeting and Interim Meeting. An annual shareholders general meeting shall be convened each year. An interim shareholders general meeting may be convened in accordance with the procedures set forth in the relevant provisions of the Company Law. Unless otherwise provided in this Agreement and the Amended Articles of Association of the Company, all other matters relating to the procedures for convening a shareholders general meeting such as notice requirements, the quorum, voting requirements, etc. shall be handled in accordance with the relevant provisions of the Company Law.
     21.3 Written Resolution in lieu of a Meeting. In lieu of any meeting of the Shareholders, a written resolution may be adopted by the Shareholders if such resolution is sent to all Shareholders and is affirmatively signed and adopted by the Shareholders who hold sufficient numbers of shares to adopt such resolution at a duly convened meeting of the Shareholders. Such resolution may be executed in separate counterparts (each of which may be transmitted by facsimile) each of which shall be an original and all of which taken together shall constitute one and the same resolution. If a non-counterpart original resolution signed by all approving Shareholders is required for submission to any Governmental Authority of the PRC, the secretary of the Company shall be responsible for arranging the signature of the same, and all approving Shareholders shall provide full and timely co-operation in the signature thereof.

     21.4 Cumulative Voting. Without prejudice to Sections 10.1 and 11.1 on the number and percentage of persons to be appointed by each Party as agreed among the Parties, a system of Cumulative Voting shall be adopted by shareholders at the time of election of directors and supervisors. The term of “Cumulative Voting” shall mean that when directors or supervisors are elected by the shareholders’ meeting, each share shall enjoy number of votes equivalent to the number of directors or supervisors to be elected, and shareholders may vote jointly when voting. To avoid doubt, the detailed arrangement of the Board of Directors and Board of Supervisors of the Company shall be controlled by Sections 10.1 and 11.1 of this Agreement.
     21.5 Shareholders Resolution. Any resolution adopted by the shareholders’ meeting shall be voted in accordance with the relevant provisions of the Company Law, provided that any resolution on any of the following items shall only be adopted by an affirmative vote of no less than ninety-six percent (96%) of the voting shares of all shareholders: increase or decrease in registered capital, amendment to the Company’s articles of association, merger, spin-off, dissolution, change of corporate form, or adoption of liquidation plan and liquidation report. To avoid doubt, any resolution concerning the development and public offering of company shares on the stock exchange shall be adopted by an affirmative vote of no less than ninety (90%) of the voting shares of all shareholders.
22. Board of Directors
     22.1 Composition of the Board, Chairman of the Board and Legal Representative. Each Party shall vote all shares of the Company over which such Party has voting control, and shall take all other necessary or desirable actions within such Party’s control (whether in such Party’s capacity as a shareholder, director or otherwise, including, without limitation, attendance at shareholders or board meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and shareholders meetings and making any necessary filings with SAIC), so that:
          (a) The authorized number of directors on the Board shall be established at five persons, all of whom designated by Chinese shareholders.
          (b) One director designated by Chinese shareholders shall always be the chairman of the Board.
          (c) Any director, the chairman of the Board or the legal representative of the Company designated by Chinese Shareholdersmay be removed from his positions at any time and from time to time, with or without cause, by and in the sole discretion of the original designating Party after a written notice by such Party to the Board of the Company.
          (d) In the event that a person designated by Chinese Shareholders to be a member of the Board, as the case may be, for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board shall be filled by a representative designated by the original designating Party.
     22.2 Term of the Directors. Each director shall be appointed for a term of three (3) years and may serve consecutive terms if re-designated by the Party originally designate him for such position.

     22.3 Expenses of the Directors. The chairman, the legal representative and the directors shall serve in their positions without remuneration. However, the Company shall reimburse each director, the chairman and the legal representative for the reasonable out-of-pocket expenses incurred by them in performing their duties.
     22.4 Powers and Duties of the Board. Unless otherwise provided in this Agreement and the Amended Articles of Association of the Company, the powers and duties of the Board shall be as set forth in the relevant provisions of the Company Law. To avoid doubt, resolutions on the following items shall be unanimously consented by all directors of the Company on a Board meeting lawfully convened:
          (a) approving the plan of increase or decrease of the registered capital of the Company;
          (b) approving the transfer of shares of the Company by the shareholders of the Company in accordance with Section7.3; and
          (c) approving major investments of the Company in an amount more than One Hundred Million Renminbi (RMB 100,000,000) in accordance with the authorization of the shareholders’ Assembly.
     22.5 Meetings of the Board, Quorum and Decisions of the Board. The first Board meeting shall be held within thirty (30) days from the Closing. Thereafter, meetings shall be held at least once every quarter. Interim Board meetings may also be convened by the chairman of the Board upon a ten (10) day prior written notice to each director. Unless otherwise provided in this Agreement and the Amended and Restated Articles of Association of the Company, all other matters relating to the meetings of the Board, the quorum and the decisions of the Board shall be handled in accordance with the relevant provisions of the Company Law.
     22.6 Attendance of Meetings in Person, by Power of Attorney or by Telephone Conference. Directors may attend the Board meetings in person, by a power of attorney in favor of another director or by telephone conference.
     22.7 Written Resolution in lieu of a Meeting. In lieu of any meeting of the Board, a written resolution may be adopted by the Board if such resolution is sent to all directors then holding office and is affirmatively signed and adopted by the number of directors who could adopt such resolution at a duly convened meeting of the Board. Such resolution may be executed in separate counterparts (each of which may be transmitted by facsimile) each of which shall be an original and all of which taken together shall constitute one and the same resolution. Such resolutions shall be delivered to the Board for inclusion in the Company’s minutes. If a non-counterpart original resolution signed by all approving directors is required for submission to any Governmental Authority of the PRC, the secretary of the Company shall be responsible for arranging the signature of the same, and all approving directors shall provide full and timely co-operation in the signature thereof.
     22.8 Flow Board Observer. A representative of Flow shall have the right to notice of and to attend relevant meetings of the Board or any committees of the Board, and to receive relevant information and materials distributed or presented to directors of the Company. A representative of Flow shall have the right to read relevant minutes and resolutions adopted by the Board.

23. Board of Supervisors
     23.1 Composition of the Board of Supervisors. Each Party shall vote all shares of the Company over which such Party has voting control, and shall take all other necessary or desirable actions within such Party’s control and to the extent permitted by Company Law and other relevant Law, the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board of Supervisors meetings and making any necessary filings with SAIC), so that:
          (a) The authorized number of supervisors shall be established at threepersons and that the following persons shall be elected to the Board of Supervisors:
               (i) Two person designated jointly by Chinese Shareholders as supervisor who shall serve as the representative of the Chinese Shareholders; and
               (ii) One person elected by the Company’s conference of employee representatives, a general meeting of the employees or other democratic means.
          (b) Any supervisor of the Company designated by Flow or Chen Bo, as the case may be, may be removed from his/her position at any time and from time to time, with or without cause, by and in the sole discretion of Flow or Chen Bo, as the case may be, after a written notice by Flow or Chen Bo, as the case may be, to the Board of Supervisors of the Company.
          (c) In the event that a person designated by Flow or Chinese Shareholders or elected by Company’s conference of employee representatives, general meeting of employees or other democratic means, as the case may be, to be a member of the Board of the Supervisors for any reason ceases to serve as a member of the Board of the Supervisors during his/her term of office, the resulting vacancy on the Board of the Supervisors shall be filled by a representative designated by Flow or Chinese Shareholders or elected by Company’s conference of employee representatives, general meeting of employees or other democratic means, as the case may be.
          (d) The directors and senior management of the Company shall not concurrently serve as supervisors.
     23.2 Chairman of the Board of Supervisors. The Board of Supervisors shall have one chairman. The chairmen of the Board of Supervisors shall be elected and shall be removed or replaced by a majority vote of the Supervisors then in office, whereby the relevant Supervisor being proposed to be appointed, removed or replaced is also entitled to vote in such decision.
     23.3 Term of the Supervisors. Each supervisor shall be appointed for a term of three (3) years and may serve consecutive terms if re-designated or re-elected pursuant to Section 11.1 above.
     23.4 Expenses of the Supervisors. The supervisors shall serve in their positions without remuneration. However, the Company shall reimburse each supervisor for the reasonable out-of-pocket expenses incurred by such supervisor in performing his/her duties.

     23.5 Powers and Duties of the Board of Supervisors. Unless otherwise provided in this Agreement and the Amended Articles of Association of the Company, the powers and duties of the Board of Supervisors shall be as set forth in the relevant provisions of the Company Law.
     23.6 Meetings of the Board of Supervisors, Quorum and Decisions of the Board of Supervisors. The first meeting of the Board of Supervisors shall be held within thirty (30) days from the Closing. Thereafter, meetings shall be held at least once every six (6) months. The quorum for a meeting of the Board of Supervisors shall be at least four (4) supervisors attending in person or by power of attorney or by telephone conference. Interim meetings may also be convened by the chairman of the Board of Supervisors upon a ten (10) day prior written notice to each supervisor. Decisions of the Board of Supervisors shall be based on the majority vote. Unless otherwise provided in this Agreement and the Amended Articles of Association of the Company, all other matters relating to the meetings of the Board of Supervisors and the decisions of the Board of Supervisors shall be handled in accordance with the relevant provisions of the Company Law.
24. Operation and Management
     24.1 Management System. The Company shall adopt a management system under which the management of the Company shall report to and work under the supervision and direction of the Board of Directors.
     24.2 Management Team. The executive management team of the Company shall consist of one General Manager/Chief Executive Officer, deputy general managers. The General Manager/Chief Executive Officer shall always be responsible for the day-to-day operations and management of the Company and, unless otherwise set forth in this Agreement and the Amended Articles of Association, has such duties and powers as set forth in the Company Law. The General Manager/Chief Executive Officer shall be nominated by Chinese Shareholders and appointed by the Board. The Board may create other positions for the management team of the Company and set the duties and responsibilities of such management team as it deems appropriate, and the hiring or dismissal of such person shall be decided by the General Manager/Chief Executive Officer. Parties agree the General Manager/Chief Executive Officer shall be responsible for the daily operation and management of the Company and shall exercise the following powers and functions in accordance with the Company Law:
          (a) Taking charge of the manufacture, operation and management of the Company;
          (b) Organizing the implementation of the Board resolutions;
          (c) Organizing the implementation of the annual business plan and investment plan of the Company;
          (d) Draft and propose the internal management organization of the Company;
          (e) Draft and propose the basic management system of the Company;
          (f) Propose the detailed Company rules and regulations;

          (g) Propose hiring or dismissal of the deputy general manager and any other management personnel other than the executive management team;
          (h) Organize the implementation of the legal affairs of the Company, provided that Flow shall be responsible for the overseas legal affairs in relation to overseas listing, disclosure of Company information and so on;
          (i) Other powers and authorities granted by the Board.
     24.3 Expatriates Seconded by Flow. The Parties understand that in order to maintain the competitiveness of the Company, Flow may second managers and technical experts to the management team and technical team of the Company either on a long term basis as employees of the Company or on a short term basis as consultants of the Company. The Parties agree if the General Manager/Chief Executive Officer of the Company requests secondment of foreign expatriate, the expenses for the international and local travel, lodging and living subsidy in PRC for such expatriate shall be borne by Flow. For avoidance of any doubt, under whichever circumstances above, the salary of such foreign expatriate shall be borne by Flow.
     24.4 Intellectual Property of the Company. The Company shall take measures to protect its intellectual property rights that it creates or develops in the course of its business activities. The Company shall establish a system for identifying, filing and/or registering all relevant intellectual property rights developed by the employees of the Company in the name of the Company. Specifically, the Company shall procure that all employees of the Company (including the management team) enter into standardized employment contracts and Confidential Information and Invention Assignment Agreement so as to ensure that as far as possible under applicable Law, the benefits of all inventions by the employees of the Company shall be reserved to, and shall be the property of, the Company.
     24.5 Trademark. The Parties agree that the Company’s name shall remain “Dardi International Corporation” and the “Dardi” trademarks and logos (in both Chinese and English) shall continue to be used on the products manufactured, marketed and sold by the Company and any marketing and promotion materials of the Company.
     24.6 Sales and Marketing. Flow and the Company agree to use their commercially reasonable efforts to coordinate the sales and marketing of the Company’s products as well as the products of Flow. Flow and the Company will sell and market a product line that is joint developed and is tailored to the demand of the global market and the price for such jointly developed product line shall be determined jointly by Company and Flow through consultation. Each Party will sell a full spectrum of such product line within their respective territories. .
25. Financial, Accounting, Auditing System and Profit Distribution
     25.1 Accounting System.
          (a) The financial and accounting system of the Company and its subsidiaries (the “Financial and Accounting System”) shall be formulated and adopted in accordance with the provisions of applicable Law, the particular circumstances of the Company and its subsidiaries and, to the extent permitted by applicable Law, those methods and principles that are consistent with or most nearly approximate PRC GAAP. The Financial and Accounting System shall be approved by the Board.

          (b) All accounting vouchers, receipts, statements and account books of the Company and its subsidiaries shall be maintained at the Company’s legal address and shall be written in Chinese.
          (c) The Company shall use Renminbi as its accounting unit. Cash, bank deposits and funds in other currencies, as well as outstanding claims and debts, gains, expenses and so forth in other currencies, shall be recorded in the actual currency in which they are acquired, incurred, received or disbursed, and converted into Renminbi for accounting purposes.
          (d) The Company shall adopt internationally-adopted accrual basis and debit and credit accounting system in the keeping of accounts
          (e) The financial statements prepared by the Company in accordance with the Financial and Accounting System shall be true and complete and shall fairly represent the financial position of the Company as of the date of each such statement and the results of operations for the fiscal period covered thereby. Changes in the Financial and Accounting System may be implemented only upon approval by the Board.
     25.2 Auditing.
          (a) The Company shall engage an nationally recognized independent accounting firm as its statutory auditor (the “Statutory Auditor”) to examine and verify the financial statements of the Company in accordance with applicable Law and the relevant PRC GAAP. The Statutory Auditor shall be capable of performing accounting work meeting the standards under PRC GAAP. The Company’s Statutory Auditor shall be appointed or removed by the Board. Flow shall have the right to audit the Company’s books and records, at its own expense.
          (b) The accounting office of the Company shall prepare and submit quarterly and annual consolidated financial statements of the Company to the Board, as required by the Board, and shall submit the same to relevant departments of the PRC government in accordance with the applicable Law. Such quarterly and annual consolidated financial statements shall be audited or reviewed by the Statutory Auditor in accordance with the requirements of the Board and applicable Law.
     25.3 Basic Principles in Profit Distribution. Parties agree that after-tax distributable profit after making up losses of previous years and setting aside the reserves, shall be distributed according to the then current shareholding structure of Parties.
26. Dissolution and Liquidation of the Company
     26.1 Dissolution and Liquidation. The dissolution and liquidation of the Company shall be conducted in accordance with this Agreement, the Amended Articles of Association and the relevant provisions of the Company Law. The Company may be dissolved and liquidated upon the occurrence of the following events:
          (a) a material breach by a Party of its obligations under this Agreement and the Share Purchase Agreement (including the ancillary agreements set forth in its exhibits) and such breach has caused, or has the potential effect of causing, substantial damages to the Company’s business, operation, financial conditions and prospects;

          (b) a serious disagreement by the Parties in respect of the Company’s operation, business and direction and such disagreement has caused, or has the potential effect of causing, a major stalemate at the Company, thereby materially damaging the Company’s business, operation, financial conditions and prospects; or
          (c) such other reasons as set forth in the relevant provisions of the Company Law.
          Upon the occurrence of any of the above events, the Parties shall first negotiate in good faith to resolve the situation. Any Party may give written notice of intention to dissolve and liquidate the Company (the “Notice of Intention to Liquidate”) to the other Parties and urge all Parties to resolve the situation in good faith within sixty (60) days after the date of the Notice of Intention to Liquidate or such other longer period as the notifying Party deems appropriate. If the situation is still unresolved within the sixty (60) day period or such other longer period as specified in the Notice of Intention to Liquidate, the notifying Party may submit a formal proposal of dissolution and liquidation (the “Liquidation Proposal”) to the Board. This Liquidation Proposal shall then be dealt with by the Board and the shareholders in accordance with the relevant provisions of the Company Law.
     26.2 Liquidation Committee. In the event of a dissolution and liquidation event, the Board shall establish a liquidation committee (the “Liquidation Committee”) within fifteen (15) days from the occurrence of such dissolution and liquidation event. The Liquidation Committee shall in principle consist of all of the existing directors of the Company at the time, unless otherwise required by applicable Law and the court of competent. The chairman of the Board shall serve as the chairman of the Liquidation Committee. The Liquidation Committee shall conduct a thorough survey of the property, claims and debts of the Company, to draw up a balance sheet and inventory of assets, to propose a basis for the valuation of the Company and to perform such other duties and responsibilities as set forth in the relevant provisions of the Company Law.
     26.3 Liquidation Plan. The Liquidation Committee shall also prepare a liquidation plan (the “Liquidation Plan”) which shall be submitted to shareholders for approval. For the purpose of preparing the Liquidation Plan, the Liquidation Committee shall appoint a PRC certified public accounting firm affiliated with an international accounting firm as the asset valuation institution (the “Asset Valuation Institution”) and cause such Asset Valuation Institution to carry out the inspection of all the assets, indebtedness and other liabilities of the Company and a detailed valuation of all such assets (the “Liquidation Value”). The Liquidation Committee shall notify each Party of the Liquidation Value within sixty (60) days after the appointment of the Asset Valuation Institution (the “Liquidation Value Notice”). Each Party may, within fifteen (15) days of the date of the Liquidation Value Notice, notify the other Parties and the Liquidation Committee of its refusal to accept the Liquidation Value on any or all of the assets subject to liquidation (the “Refusal Notice”). Should any Party notify the other Parties and the Liquidation Committee with such Refusal Notice within the relevant time period set forth above, the Parties shall, within thirty (30) days of such Refusal Notice, agree upon a revised Liquidation Value on any or all of the assets of the Company to be liquidated. Failure by the Parties to reach an agreement on the revised Liquidation Value within thirty (30) days of the Refusal Notice or failure by any Party to notify the other Parties and the Liquidation Committee with such Refusal Notice within fifteen (15) days of the date the Liquidation Value Notice shall be deemed to constitute agreement to the Liquidation Value. The liquidation plan shall be approved by the Shareholders of the Company in accordance with the relevant provisions of the Company Law. Upon the approval of the Liquidation Plan by the Shareholders, the Liquidation

Committee shall submit the Liquidation Plan to the relevant Governmental Authority of the PRC for records and then carry out the liquidation in accordance with the Liquidation Plan.
     26.4 Implementation of the Liquidation Plan. The Liquidation Committee shall conduct a sale of the assets of the Company based on the Liquidation Value of such assets. The Liquidation Committee shall seek the highest prices for the assets of the Company, provide that the highest prices for any assets shall in no event be less than [thirty percent (30%)] of the respective Liquidation Value assigned for such assets. The assets of the Company, other than cash or cash equivalent, shall first be offered to the Parties for purchase, if no Party wishes to purchase such assets, offered to third parties (who are not Affiliates of the Parties) for purchase. The proceeds of liquidation shall be used to first pay the liquidation expenses, the wages, social insurance premiums and statutory compensation of the employees, unpaid tax and then all debts of the Company. If there are any remaining assets in the Company after payment of the items referred to in the preceding sentence, such assets shall be distributed among the Parties in accordance with their respective shareholding in the Company.
     26.5 Completion of Liquidation. Upon completion of the liquidation, the Liquidation Committee shall prepare a liquidation report and submit the same for approval by the Shareholders meeting. The Liquidation Committee shall also submit such report to the relevant Governmental Authority of the PRC and apply for the cancellation of the Company’s registration and termination of the Company.
27. Force Majeure
     27.1 Definition of Force Majeure. “Force Majeure” shall mean all events which are beyond the control of the Parties to this Agreement, and which are unforeseen, unavoidable and insurmountable, and which prevent total or partial performance by any of the Parties. Such events shall include earthquakes, typhoons, epidemic, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general international commercial practice.
     27.2 Consequence of Force Majeure.
          (a) If an event of Force Majeure occurs, the performance of the material obligations under this Agreement of the Party or Parties affected by such Force Majeure event shall, to the extent and for the duration that they are affected by such Force Majeure event, be suspended and shall automatically be extended, without penalty or liability, for a period equal to such suspension.
          (b) The Party claiming Force Majeure shall promptly give notice to the other Parties by appropriate means, and shall furnish reasonably substantial proof of the occurrence and duration of the adverse consequences of such Force Majeure. The Party claiming Force Majeure shall also use all reasonable efforts to mitigate or terminate the effects of Force Majeure on its obligations hereunder.
          (c) If an event of Force Majeure occurs, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable efforts to minimise the consequences of such event of Force Majeure.

28. Miscellaneous
     28.1 Further Assurances. Each Party shall from time to time execute and deliver all further documents and instruments and do all acts and things as the other Parties may, either before or after the Effective Date, reasonably required in order to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Each Party shall comply with all terms and conditions of this Agreement and shall take all necessary and advisory actions to effect this Agreement.
     28.2 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) and the agreements referred to in or contemplated by this Agreement constitute the entire understanding and agreement among the Parties and supersede any and all prior or contemporaneous, oral or written, representations, communications, understandings and agreements among the Parties with respect to the subject matter hereof or thereof to the extent inconsistent with or contradictory to this Agreement or such other agreements.
     28.3 Effectiveness and Enforceability of this Agreement. Notwithstanding other provisions of this Agreement, the Closing of the transactions contemplated in the Share Purchase Agreement is a condition precedent to the effectiveness and enforceability of this Agreement. The provisions of this Agreement shall become effective immediately upon the Closing of the Share Purchase Agreement without further action.
     28.4 Incorporation by Reference. The Schedules and Exhibits attached hereto or referred to herein are deemed to be a part of this Agreement and are incorporated herein by reference.
     28.5 Modifications. This Agreement shall not be modified, amended, canceled or altered in any way, and may not be modified by custom, usage of trade or course of dealing, except by an instrument in writing signed by all Parties. All amendments or modifications of this Agreement shall be binding upon the Parties despite any lack of consideration so long as the same shall be in writing and executed by the Parties.
     28.6 Waiver. The performance of any obligation required of a Party hereunder may be waived only by a written waiver signed by the other Parties, and such waiver shall be effective only with respect to the specific obligation described. The waiver by any Party of a breach of any provision of this Agreement by any other Party shall not operate or be construed as a waiver of any subsequent breach of the same provision or another provision of this Agreement.
     28.7 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned by any Party without the prior written consent of the other Parties, and any attempted assignment without the required consents shall be void.
     28.8 Severability. If any provision hereof is found invalid, illegal or unenforceable pursuant to any Governmental Order, the remainder of this Agreement shall remain valid, legal and enforceable according to its terms, and such invalid, illegal or unenforceable provision shall be replaced with a provision that approximates the substance and spirit of the invalid, illegal or unenforceable provision as closely as possible without being invalid, illegal or unenforceable.
     28.9 Governing Law. This Agreement and all disputes arising out of or in connection with this Agreement shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the PRC.

     28.10 Arbitration.
          (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of this Agreement or any clause of this Agreement shall be referred to China International Trade and Economics Commission—Shanghai branch and resolved by arbitration under its arbitration rules, which rules are incorporated by reference into this Agreement.
          (b) The place of arbitration shall be Shanghai.
          (c) The language to be used in the arbitration shall be in Chinese language.
          (d) The arbitral tribunal shall consist of three arbitrators. Flow and Chen Bo shall each appoint one arbitrator. The two arbitrators thus appointed shall choose the third arbitrator who will act as the presiding arbitrator of the arbitral tribunal. If, within thirty (30) days after the receipt of one Party’s notification of the appointment of an arbitrator, the other Party has not notified the first Party of the arbitrator such Party has appointed, the first Party may request the China International Trade and Economics Commission—Shanghai branch to appoint the second arbitrator.
          (e) Any arbitration decisions or awards in accordance with these procedures shall be final and binding upon the Parties.
          (f) Notwithstanding the foregoing, any Party may apply to a court of competent jurisdiction to seek interim protective measures in support of the arbitral proceedings or to enforce the arbitration decisions or awards.
     28.11 Notices. All notices, demands, requests, consents or other communications hereunder shall be in writing and shall be given by personal delivery, by express courier, by registered or certified mail with return receipt requested, or by telex or facsimile, to the Parties at the addresses shown below, or to such other address as may be designated by written notice given by any Party to the other Parties. Unless conclusively proved otherwise, all notices, demands, requests, consents or other communications hereunder shall be deemed effective upon delivery if personally delivered, fifteen (15) days after dispatch if sent by express courier, thirty (30) days after dispatch if sent by registered or certified mail with return receipt requested, or confirmation of the receipt of the facsimile by the recipient if sent by telex or facsimile.
(a)	If to Flow, to:

Flow International Corporation 23500, 64th Avenue South Kent Washington 98032 USA Attention: General Manager/Chief Executive Officer Facsimile No.: +1-253-813-3311

With a copy to:

K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, WA 98104-1158

U.S.A. Attention: David Tang Facsimile No.: +1-206-370-6186

(b)	if to the Company, to:

Dardi International Corporation No. 99, Weiyi Road Gaochun Economic Development Area Nanjing 211300 PRC Attention: Mr. Chen Bo, CEO Facsimile No.: +86-25-5732-4297

(c)	if to any Employee Shareholder, to:

such Employee Shareholder’s residential address set forth in Schedule 2.1.

With a copy to:

JC Master Law Offices 15th Floor, Daxinggong Mansion 147 East Zhongshan Road Nanjing 210002 PRC Attention: Justin Ma Facsimile No.:86-25-8450-5533
     28.12 Counterparts. This Agreement may be executed in one or more counterparts (each of which may be transmitted by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     28.13 Captions. The section headings and captions contained herein are for purposes of reference and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.
     28.14 Number and Gender. Whenever used in this Agreement, the singular terms shall include the plural and the plural terms shall include the singular, and the use of any gender shall be applicable to all genders.
     28.15 Confidentiality.
          (a) No Party shall disclose, disseminate or cause to be disclosed the terms and conditions of this Agreement, except insofar as disclosure is reasonably necessary to carry out and effectuate the terms of this Agreement or as required by a court of competent jurisdiction or governmental agency, and insofar as any Party is required by Law to disclose. Specifically, the Parties acknowledge that as a listed company in the US, Flow may be required to disclose the terms and conditions of this Agreement from time to time in accordance with applicable Law.

          (b) The Parties agree that the confidentiality obligations set forth herein shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the Party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the Party owing a duty of confidentiality so long as such source is not known by such Party to be bound by a confidentiality agreement with or other obligations of secrecy to the relevant other Party or required to be disclosed by a Governmental Authority (not limited to PRC Governmental Authority).
          (c) In the event of a breach of the obligations hereunder by any Party, the non-breaching Parties, in addition to all other available remedies, will be entitled to injunctive relief to enforce the provisions of this Section 16.15 in any court of competent jurisdiction.
     28.16 Language. The Agreement is executed in both English and Chinese. Both language versions shall have equal validity. Each Party acknowledges that it has reviewed both language versions and that they are substantially the same in all material respects. In the event of any discrepancy between these two versions, the Chinese version shall prevail, provided that the intent of the Parties has been fully taken into consideration.
     28.17 Termination and Invalidity. Without prejudice to other circumstances as provided by applicable Laws, this Agreement shall be terminated and become invalid under the following circumstances:
          (a) Share Purchase Agreement is terminated in accordance with Section 11.1 therein.
          (b) Company is wound up and deregistered with SAIC in accordance with Section 14 herein.
     28.18 Effect of Termination. Except for the obligations of any Party provided in Section 16 herein (and any relevant definition in Section 1), this Agreement shall become void subsequently upon termination in accordance with Section 16.17, and no Party shall be liable for any other Party, provided that nothing in this Section 16.18 shall relieve any Party from any liabilities it shall bear due to any breach of this Agreement occurred prior to such termination.
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SIGNATURE PAGE—SHAREHOLDERS AGREEMENT (JOINT VENTURE CONTRACT)
     IN WITNESS WHEREOF, the Parties have signed or caused their respective duly authorized officers to sign this Agreement, all as of the date first written above.

[FLOW INTERNATIONAL CORPORATION]

By:

Name: Charles Brown
Title: CEO

DARDI INTERNATIONAL CORPORATION

By:

Name: Chen Bo
Title: Chairman of the Board & CEO

CHINESE SHAREHOLDERS:

By:

Name:

Signature of each of the Chinese Shareholders set forth in Schedule 2.1